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                                                                    Exhibit 99.1


                      GENERAL CREDIT CORPORATION ANNOUNCES
            TERMINATION OF TRANSACTION WITH DIAMOND DEALING.COM, INC.

         For Immediate Release January 9, 2001

         General Credit Corporation (OTC BB: GNIZ) (the "Company") announced today that its previously announced Agreement and Plan of Merger and Reorganization with Diamond Dealing.com, Inc. relating to a business combination with Diamond Dealing.com, Inc. has been mutually terminated with no transaction being consummated and no transaction currently being contemplated between the two companies.

         As a result of the termination of the Diamond Dealing.com, Inc. transaction, the Company continues to investigate possible business combination opportunities.

         The Company provides working capital financing to its customers through the discounted purchase of checks (commonly referred to as "check factoring") and credit card receivables, generally on a non-recourse basis with respect to its customers except to the extent of forged signatures on and stop payments of the purchased checks or credit card slips.

         This press release contains certain forward-looking statements and projections (including statements, plans and objectives of management for future operations and services, and statements concerning expectations) that are based on management's belief as well as assumptions made by, and information currently available to, management. The Company's actual results might differ materially from the plans envisioned, or results projected by, those statements if the Company's assumptions prove to be incorrect or for a variety of other reasons.

         For further information, please contact Irwin Zellermaier, CEO at (212) 697-4441.